EXHIBIT 10 (K) CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                          TECHSCIENCE INDUSTRIES, INC.


Adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Techscience Industries, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: The name of the corporation (hereinafter called the "Corporation") is Techscience Industries, Inc.

SECOND: To amend Article Fourth thereof, so that the said Article shall be and read as follows:

              "FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is Twenty Million (20,000,000) shares of Common Stock all of which are of the same class and which have a par value of $.01 per share; and Two Million (2,000,000) shares of Preferred Stock, and which have a par value of $.01 par value per share;"

THIRD: To add a new Article Fifth thereof, so that the said Article shall be and read as follows:


              "FIFTH: The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of Article Fourth, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following: (a) The number of shares constituting that series and the distinctive designation of that series; (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;
              (c) Whether
              that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights; (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine; (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which terms, conditions, amounts and dates may vary from time to time; (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund; (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and (h) Any other relative rights, preferences and limitations of that series."

FOURTH: To add a new Article "Sixth" thereof so that the said Article shall be and read as follows:

              "SIXTH: The Board of Directors of the Corporation shall have the right without the further vote of the Corporation's stockholders and without further notice thereto, to consummate a reverse split on up to a four for twenty-five basis, of all issued and outstanding shares of the Corporation's Common Stock, $.01 par value per share, held by stockholders on the date the Board of Directors declares such reverse split to be effective thereby decreasing the number of issued and outstanding shares accordingly, and that, in the event fractional shares result therefrom, the holders thereof not be paid any sum in cash but in lieu thereof the Corporation shall round out the number of shares issued to the nearest higher whole share."

FIFTH: The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware by written consent of the holders of a majority of the stock entitled to vote, in lieu of a meeting.

IN WITNESS WHEREOF, said Techscience Industries, Inc. has caused its corporate seal to be hereunto affixed and this Certificate to be executed this 18th day of March, 1999.

                                  Techscience Industries, Inc.



                                  By: /s/ JAMES T. WOLL
                                     -------------------------------------------
                                          James T.  Woll, President